EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Exactech, Inc. of our reports dated March 3, 2016, relating to the consolidated financial statements and the financial statement schedule and the effectiveness of internal control over financial reporting of Exactech, Inc., appearing in the Annual Report on Form 10-K of Exactech, Inc. for the year ended December 31, 2015.

/s/ RSM US LLP
Charlotte, North Carolina
December 29, 2016